EXHIBIT 99.1

T-Mobile Adds 5.5 Million Postpaid Customers in 2020 – the Most in Company History – and Further Expands 5G Network Leadership by Exceeding Ambitious 2020 5G Goals

America’s Largest 5G Network Now Brings Ultra Capacity 5G’s Game-Changing Speeds to 106 Million People and Reaches 280 Million People Nationwide

Preliminary Fourth Quarter 2020 Customer Results Expected to Lead the Industry Again
•1.7 million total net additions
•1.6 million postpaid net additions
•824,000 postpaid phone net additions

Preliminary Full-Year 2020 Customer Results Highlighted by Record-High Postpaid Net Additions
•5.6 million total net additions
•5.5 million postpaid net additions
•2.2 million postpaid phone net additions

Expanding 5G Network Leadership
•Extended Range 5G covers 280 million people across nearly 1.6 million square miles, nearly 4x more than Verizon and over 2.5x more than AT&T
•Ultra Capacity 5G covers 106 million people, over 50x more than Verizon's 5G Ultra Wideband, with nationwide coverage expected by the end of 2021

BELLEVUE, Wash. — January 6, 2021 - T-Mobile US, Inc. (NASDAQ: TMUS) provided a preliminary view of key customer results for the fourth quarter and full-year 2020, including its highest postpaid net additions in company history at 5.5 million for the full-year 2020. In the fourth quarter, T-Mobile is expected to lead the industry again across several key metrics with 1.7 million total net additions, 1.6 million postpaid net additions, and 824,000 postpaid phone net additions.

T-Mobile further expanded its 5G network leadership, now reaching 280 million people and covering 106 million people with Ultra Capacity 5G’s super-fast speeds enabled by mid-band (2.5 GHz) and millimeter wave spectrum. The 106 million surpassed the company’s aggressive goal to cover 100 million Americans by the end of 2020 and compared to an estimated 2 million people covered by Verizon’s Ultra Wideband 5G, showcasing T-Mobile’s dramatic lead in the 5G race.

“Our focus on bringing unmatched value and experience to customers while building and delivering the nation’s best 5G network paid off with record-breaking results in 2020 (5.5 million new postpaid customers!) – and we continue to be the growth leader in wireless,” said Mike Sievert, T-Mobile CEO. “Our 5G leadership position is getting stronger every day. We set some huge goals in 2020 that some thought were impossible, but we smashed them. Today, T-Mobile’s high speed Ultra Capacity 5G covers over 50 times more people than Verizon and it’s growing. We continue to demonstrate that we are way ahead of the competition on 5G and poised to become the country's overall network leader. The network performance we’re delivering right here, right now, is setting the stage for what’s next. This is what leadership looks like!”

Preliminary Fourth Quarter and Full-Year 2020 Customer Results

•Total net customer additions were 1.7 million in Q4 2020 and 5.6 million for the full-year 2020, the highest annual number in four years. The total customer count increased to a record-high of 102.1 million.
•Postpaid net customer additions were 1.6 million in Q4 2020 and 5.5 million for the full-year 2020, the highest annual number in company history.
•Postpaid phone net customer additions were 824,000 in Q4 2020 and 2.2 million for the full-year 2020. Postpaid phone churn was 1.03% in Q4 2020 and 0.90% for the full-year 2020.

•Postpaid other net customer additions were 794,000 in Q4 2020 and 3.3 million for the full-year 2020, the highest annual number in company history.
•Prepaid net customer additions were 84,000 in Q4 2020 and 145,000 for the full-year 2020. Prepaid churn was 2.92% in Q4 2020 and 3.03% for the full-year 2020.

Customer results for the fourth quarter and full-year 2020 are preliminary and subject to change pending completion of year-end closing review procedures. On April 1, 2020, T-Mobile completed its merger with Sprint. The following table reflects the combined company results of T-Mobile subsequent to the merger date for Q2 2020 through Q4 2020, while prior periods represent the historical results of standalone T-Mobile.

	Quarter			Year
(in thousands, except churn)	Q4 2020	Q3 2020	Q4 2019	2020	2019
Net customer additions	1,702	2,035	1,391	5,631	4,854
Postpaid net customer additions	1,618	1,979	1,314	5,486	4,515
Postpaid phone net customer additions	824	689	1,001	2,218	3,121
Postpaid other net customer additions	794	1,290	313	3,268	1,394
Prepaid net customer additions	84	56	77	145	339
Total customers, end of period (1)	102,064	100,362	67,894	102,064	67,894
Postpaid phone churn	1.03%	0.90%	1.01%	0.90%	0.89%
Prepaid churn	2.92%	2.86%	3.97%	3.03%	3.82%
(1)In Q2 2020 T-Mobile acquired the customers of Sprint and made certain adjustments to align the customer reporting policies of T-Mobile and Sprint, resulting in the acquisition of 29,228,000 additional customers, net of base adjustments. Please reference the T-Mobile Quarterly Report for the quarterly period ended June 30, 2020, for a detailed reconciliation of the acquired customers and base adjustments.

Expanding 5G Network Leadership
T-Mobile is America’s 5G leader, delivering 5G speeds in more places with the first and largest nationwide 5G network. T-Mobile’s Extended Range 5G covers 280 million people across nearly 1.6 million square miles – offering nearly 4x more geographic coverage than Verizon and over 2.5x more than AT&T.

T-Mobile's Ultra Capacity 5G, which is enabled by mid-band (2.5 GHz) and millimeter wave spectrum, has been rapidly expanding and now covers 106 million people, over 50x more than Verizon's 5G Ultra Wideband. Ultra Capacity 5G is available in more than 1,000 cities and towns across the country including major markets such as Chicago, Houston, Los Angeles, New York City, Philadelphia, and Washington D.C. The performance of Ultra Capacity 5G is incredible, delivering download speeds in the 300 Mbps range and peak speeds hitting one Gbps on compatible 5G devices.

The company expects its Ultra Capacity 5G service to reach nationwide coverage by the end of 2021.

Contact Information
•Media Relations: mediarelations@t-mobile.com
•Investor Relations: investor.relations@t-mobile.com

T-Mobile Social Media
Investors and others should note that we announce material financial and operational information to our investors using our investor relations website, press releases, SEC filings and public conference calls and webcasts. We also intend to use certain social media accounts as means of disclosing information about us and our services and for complying with our disclosure obligations under Regulation FD (the @TMobileIR Twitter account (https://twitter.com/TMobileIR) and the @MikeSievert Twitter (https://twitter.com/MikeSievert) account, which Mr. Sievert also uses as a means for personal communications and observations). The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. The social media channels that we intend to use as a means of disclosing the information described above may be updated from time to time as listed on our investor relations website.

About T-Mobile US, Inc.
T-Mobile US, Inc. (NASDAQ: TMUS) is America’s supercharged Un-carrier, delivering an advanced 4G LTE and transformative nationwide 5G network that will offer reliable connectivity for all. T-Mobile’s customers benefit from its unmatched combination of value and quality, unwavering obsession with offering them the best possible service experience and undisputable drive for disruption that creates competition and innovation in wireless and beyond. Based in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile and Metro by T-Mobile. For more information please visit: http://www.t-mobile.com.

Forward-Looking Statements
This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: the failure to realize the expected benefits and synergies of the merger with Sprint Corporation (“Sprint”), pursuant to the Business Combination Agreement with Sprint and the other parties named therein (as amended, the “Business Combination Agreement”), and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”) in the expected timeframes, in part or at all; adverse economic, political or market conditions in the U.S. and international markets, including those caused by the coronavirus disease 2019 (“COVID-19”) pandemic, and the impact that any of the foregoing may have on us and our customers and other stakeholders; costs of or difficulties in integrating Sprint’s network and operations into our network and operations, including intellectual property and communications systems, administrative and information technology infrastructure and accounting, financial reporting and internal control systems; changes in key customers, suppliers, employees or other business relationships as a result of the consummation of the Transactions; the risk that our business, investor confidence in our financial results and stock price may be adversely affected if our internal controls are not effective; the risk of future material weaknesses resulting from the differences between T-Mobile’s and Sprint’s internal controls environments as we work to integrate and align policies and practices; the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory proceedings and approvals of the Transactions including the acquisition of Sprint’s prepaid wireless business by DISH Network Corporation (“DISH”) (excluding the Assurance brand Lifeline customers and the prepaid wireless customers of Shenandoah Telecommunications Company and Swiftel Communications, Inc.), including customer accounts, inventory, contracts, intellectual property and certain other specified assets (the “Prepaid Transaction”), the complaint and proposed final judgment agreed to by us, DT, Sprint, SoftBank and DISH with the U.S. District Court for the District of Columbia, which was approved by the Court on April 1, 2020, the proposed commitments filed with the Secretary of the FCC, which we announced on May 20, 2019, certain national security commitments and undertakings, and any other commitments or undertakings entered into, including but not limited to those we have made to certain states and nongovernmental organizations; the ongoing commercial and transition services arrangements that we entered into with DISH in connection with such Prepaid Transaction, which we completed on July 1, 2020; the assumption of significant liabilities, including the liabilities of Sprint in connection with, and significant costs, including financing costs, related to the Transactions; our ability to make payments on debt or to repay existing or future indebtedness when due or to comply with the covenants contained therein; adverse changes in the ratings of our debt securities or adverse conditions in the credit markets; natural disasters, public health crises, including the COVID-19 pandemic, terrorist attacks or similar incidents; competition, industry consolidation and changes in the market for wireless services, which could negatively affect our ability to attract and retain customers; the effects of any future merger, investment, or acquisition involving us, as well as the effects of mergers, investments or acquisitions in the technology, media and telecommunications industry; breaches of our and/or our third-party vendors' networks, information technology and data security, resulting in unauthorized access to customer confidential information; the inability to implement and maintain effective cybersecurity measures over critical business systems; challenges in implementing our business strategies or funding our operations, including payment for additional spectrum or network upgrades; the impact on our networks and business from major system and network failures; difficulties in managing growth in wireless data services, including network quality; material changes in available technology and the effects of such changes, including product substitutions and deployment costs and performance; the timing, scope and financial impact of our deployment of advanced network and business technologies; the occurrence of high fraud rates related to device financing, customer credit cards, dealers, subscriptions or account take over fraud; our inability to retain and hire key personnel; any changes in the regulatory environments in which we operate, including any increase in restrictions on the ability to operate our networks and changes in data privacy laws; unfavorable outcomes of existing or future litigation or regulatory actions, including litigation or regulatory actions related to the Transactions; the possibility that we may be unable to adequately protect our intellectual property rights or be accused of infringing the intellectual property rights of others; changes in tax laws, regulations and existing standards and the resolution of disputes with any taxing jurisdictions; the possibility that we may be unable to renew our spectrum leases on attractive terms or acquire new spectrum licenses or leases at reasonable costs and terms; any disruption or failure of third parties (including key suppliers) to provide products or services; material adverse changes in labor matters, including labor campaigns, negotiations or additional organizing activity, and any resulting financial, operational and/or reputational impact; changes in accounting assumptions that regulatory agencies, including the U.S. Securities and Exchange Commission, may require, which could result in an impact on earnings; and interests of our significant stockholders that may differ from the interests of other stockholders. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.

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